Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-97579, 333-89030, 333-122986, 333-121165, and 333-121160 on Form S-8 of our reports dated August 12, 2010, relating to the financial statements of SRA International, Inc. and the effectiveness of SRA International, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SRA International Inc. for the year ended June 30, 2010.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

August 12, 2010